UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): January 11, 2005

GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of principal executive offices / Zip Code)

(941) 741-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                                   ☐         Written communications pursuant to Rule 425 under the Securities Act.(17 CFR 230.425)

                                   ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17CFR240.14a-12)

                                   ☐         Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.                                                   (17CFR240.14d-2(b))

                                   ☐         Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.                                                   (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        The Compensation Committee of the Board of Directors of Gevity HR, Inc. set the base salaries of the company’s named executive officers to be effective as of the first regularly scheduled pay period of 2005 (January 2, 2005), as follows:

Erik Vonk	$600,000
Lisa J. Harris	$345,000
Sal J. Uglietta	$345,000
Peter C. Grabowski	$260,000
Gregory M. Nichols	$220,000

        The Compensation Committee will also consider the nature and amount of incentive payments for each of the company’s named executive officers, which may take the form of cash and/or equity-based awards for 2004 performance, as well as establishing incentive targets for 2005 performance which will be finalized after the company closes its books for 2004 and prior to the end of the first quarter of 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2005
GEVITY HR, INC.
By: /s/ Gregory M Nichols
Gregory M. Nichols Senior Vice President and General Counsel